Exhibit 10.20

CIG WIRELESS CORP.

CORPORATE DEVELOPMENT AGREEMENT

CORPORATE DEVELOPMENT AGREEMENT, dated as of the date set forth on the signature page hereto by and between CIG Wireless Corp., a company formed in Nevada (the “Company”) and the undersigned corporate development agent signatory hereto (the “Development Agent”).

WHEREAS, the Company desires to avail itself of the resources of the Development Agent with respect to assisting the Company to raise capital and the Development Agent desires to render such services to the Company;

WHEREAS, the Development Agent has agreed (a) to assist, as Development Agent, in the offer and sale of shares of Company common stock (the “Common Stock”) or any class of preferred stock (the “Preferred Stock” and together with the Common Stock, referred to herein as “Shares”); (b) to assist the Company obtain credit or indebtedness financing (“Credit Financing”); and/or (c) assist the Company identify suitable mergers and acquisition companies and assets (the “M&A Services”).

NOW, THEREFORE, in consideration of the mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.         Offering and Sale of Shares; Credit Financing; and M&A Services

(a)                The Company hereby engages the Development Agent, and the Development Agent has agreed on a non-exclusive basis without any firm underwriting commitment, to assist the Company (a) in the offer and sale of Shares on a private placement basis to those prospective investors who satisfy suitability requirements and to introduce the Company to sources of Credit Financing (b) to assist the Company obtain qualified Credit Financing; and (c) assist the Company identify suitable mergers and acquisition companies and assets.

(b)               The Development Agent hereby accepts appointment as Development Agent and agrees on the terms and conditions herein.

(c)                The Development Agent shall introduce qualified subscribers for Company Shares, with subscriptions being made in such minimum amounts as the Company may determine from time to time.  The Development Agent will notify the Company in writing (by e-mail, fax, memorandum, letter, or otherwise) of investors that it believes are suitable investors in the Company (each, a “Suitable Investor”) and of its desire to have a Company offering memorandum and subscription forms sent to a Suitable Investor.  The Company is not obligated to accept any subscription of any Suitable Investor and may reject any Suitable Investor in its sole and absolute discretion.  The Development Agent shall be compensated as provided herein only in respect of subscriptions which are accepted by the Company.  The agency of the Development Agent hereunder shall continue until the termination of this Agreement.

(d)               With respect to Credit Financing and M&A Services, the Development Agent shall make introductions to such parties who satisfy the standards and criteria for such transactions as determined by the Company from time to time.

(e)                The Development Agent’s sole compensation with respect to any and all services rendered hereunder is set forth on the signature page hereto.  No selling commissions will be paid from

CIG Wireless Corp.                                                                                                                                                                                                                                                                                                                                      Corporate Development Agreement

the any transaction and no payments shall be due to the Development Agent for introductions, purchases or closed transaction other than those specifically described herein.  The Development Agent shall not be entitled to any compensation hereunder to the extent there is a prohibition under any laws, rules or regulations applicable to the Development Agent.  In the event that the Company has a pre-existing relationship with any prospective party introduced by the Development Agent, the Company shall notify the Development Agent and such prospective party shall not be within the scope of compensation or commissions due or payable to Development Agent under this Agreement.  All compensation due shall be paid to the Development Agent within fifteen (15) business days after receipt of funds by the Company from the investor.

(f)                The Development Agent will use its best efforts to introduce qualified investors to purchase Company Shares on the terms stated herein and in the Company offering memorandum and subscription agreement, in a manner consistent with the instructions of the Company.  It is understood that the Development Agent has no commitment with regard to the sale of Shares.  The Development Agent will not introduce a prospective investor to the Company unless (i) the Development Agent has reasonable grounds to believe that the prospective investor is fully qualified, ready, willing and able to invest in the Company without delay.  The Development Agent will pre-qualify each prospective investor on the basis of information obtained from the investor concerning, among other things, the subscriber’s investment objectives, other investments, financial situation and needs, that the investor has sufficient financial knowledge and experience to be capable of evaluating the risks and merits of an investment in the Company and the investor can afford to bear the risk of a total loss of the subscriber’s investment in the Company.

2.         Representations and Warranties of the Development Agent.  The Development Agent represents and warrants to the Company as follows:

(a)        The Development Agent is duly organized, validly existing and in good standing under the laws of the jurisdiction set forth on the signature page hereto and in each other jurisdiction in which the nature or conduct of its business requires such qualification with full power and authority to engage in its business to be conducted by it under this Agreement.

(b)        The Development Agent has full authority under applicable law to perform its obligations under this Agreement.

(c)        This Agreement has been duly and validly authorized, executed and delivered on its behalf and constitutes a legal, valid and binding agreement enforceable against the Development Agent in accordance with the terms herein except as the same may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, or by general principles of equity.

(d)        The execution and delivery of this Agreement, the incurrence of the obligations set forth in this Agreement and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Development Agent is bound or any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it which would have a material adverse effect on its ability to consummate the transactions contemplated by this Agreement.

(e)        There is not pending or, to the best of its knowledge, threatened any action, suit or proceeding before or by any court or other governmental body to which the Development Agent or any of its principals or affiliates is a party, or to which any of its assets are subject.

(f)        The Development Agent is legally registered to offer and sell Shares, or is exempt from registration, in each jurisdiction in which it will offer or sell Shares.

CIG Wireless Corp.                                                                                                                                                                                                                                                       Corporate Development Agreement

(g)        Each individual who will engage in the activities described herein on behalf of the Development Agent as a director, officer, employee, or agent of the Development Agent is, and will continue to be at all times during the term of this Agreement, (i) registered or licensed as an agent, salesman, salesperson, or sales representative in the jurisdictions from, in, or into which, such individual will be engaging in the activities described herein, and none of such registrations or licenses has expired or been revoked, suspended, terminated, limited, qualified, or conditioned in any respect; or, alternatively, such individual is not and will not be so required to be registered or licensed.

(h)        In connection with the offer and sale of Shares, the Development Agent will comply fully with all applicable laws, and the rules of any and all governmental authorities and regulatory organizations having jurisdiction over the Development Agent.

(i)         The Development Agent is not required to be registered as a broker, dealer or investment adviser with any U.S or non-U.S. Federal or state governmental agencies or authorities having jurisdiction over the Development Agent.

(j)         The foregoing representations and warranties shall be continuing during the term of this Agreement, and if at any time any event shall occur which could make any of the foregoing incomplete or inaccurate, the Development Agent shall promptly notify the Company of the occurrence of such event.

3.         Representations and Warranties of the Company.  The Company represents and warrants to the Development Agent as follows:

(a)                The Company is a duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to engage in the business conducted by it.

(b)               The Company has full authority under applicable law to perform its obligations under this Agreement.

(c)                This Agreement has been duly and validly authorized, executed and delivered on its behalf and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms except as the same may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, or by general principles of equity.

(d)               The execution and delivery of this Agreement, the incurrence of the obligations set forth in this Agreement and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Company is bound or any order, rule or regulation applicable to the Company of any court or any governmental body or administrative agency having jurisdiction over it which would have a material adverse effect on its ability to consummate the transactions contemplated by this Agreement.

(e)                There is not pending or, to the best of its knowledge, threatened any action, suit or proceeding before or by any court or other governmental body to which the Company or any of its principals or affiliates is a party, or to which any of its assets are subject and which might reasonably be expected to result in any material adverse change in its condition (financial or otherwise), business or prospects or is required to be disclosed in the Company’s SEC filings.

(f)                The Company is in compliance with all governmental, regulatory and exchange approvals and licenses with respect to acting on behalf of the Company to the extent required to conduct its business and to act as described herein, and the performance of such obligations will not contravene or result in a breach of any provision of the Company Articles of Incorporation, or other organizational document or any agreement, instrument, order, law or regulation binding upon it.

CIG Wireless Corp.                                                                                                                                                                                                                                                                    Corporate Development Agreement

(g)                The foregoing representations and warranties shall be continuing during the term of this Agreement, and if at any time any event shall occur which could make any of the foregoing incomplete or inaccurate, the Company shall promptly notify the Development Agent of the occurrence of such event.

4.         Covenants.

(a)                The Development Agent will not, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person prohibited by laws applicable to the Development Agent or the Company from receiving such payments.  The Development Agent will indemnify and hold harmless the Company with respect to any third party intermediaries and/or introducing agents employed or utilized by the Development Agent in performing the services hereunder.

(b)               The Development Agent shall have no authority to modify any terms or conditions of sale for the Shares.  The Development Agent shall not engage in any illegal practices with respect to the solicitation of sales of Shares and shall make no false, misleading or other unauthorized representations, misstatements or material omissions regarding the Company.

(c)                The Development Agent will not provide any investment management services or render any investment advice on behalf of any investor in the Company.  The Development Agent will not take any action or fail to take any action, directly or indirectly, that might reasonably cause an investor to believe that the Development Agent is rendering or will render investment advisory to such investor with respect to the Company or that any part of the compensation to be paid to the Development Agent hereof represents compensation for investment advisory or any other investment functions performed by the Development Agent.

(d)               In no event shall the Company be obligated to (i) take any action which would subject it to service of process for lawsuits or taxes in any jurisdiction where it is not now so subject, (ii) change any material term of the Company offering memorandum or terms of offerings by the Company; or (iii) expend any sums of money which they respectively may consider unreasonable as determined at their sole discretion.

(e)                Without the prior written consent of the Company, the Development Agent shall not under any circumstances solicit, offer, introduce or close any investment in the Company by any U.S. Person (as such term is defined under Rule 902(k) of Regulation S promulgated under the Securities Act of 1933, as amended) with respect to any and all offerings and/or placements of Company Shares or other securities, unless the Development Agent is a duly registered with the SEC and the Financial Industry Regulatory Authority.

(f)                The Development Agent acknowledges that the Company is a U.S. public company subject to specific laws, rules and regulations.  The Development Agent hereto agrees not to publicly trade in the Company public company securities until after any and all applicable public announcements by the Company.  The Development Agent agrees to fully comply with all applicable securities laws and not to trade at any time in any securities of the Company on the basis of material non-public information or to disclose any transactions involving the Company to any third parties, other than to authorized representatives of the Development Agent who shall be under strict instructions not to make any further disclosures to any other persons.

(g)                As a condition of the issuance of the consideration as set forth on the signature page hereto, the Development Agent agrees to execute and deliver such additional representations and warranties as are reasonably requested by the Company, including, supplemental representations, affidavits and certifications to the extent necessary in order to assure compliance with all applicable securities laws.

CIG Wireless Corp.                                                                                                                                                                                                                                                                    Corporate Development Agreement

5.         Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by, or on behalf of the Company or the Development Agent, or any person who controls any of the foregoing, (ii) delivery of and payment for the Interests or (iii) the termination of this Agreement pursuant to Section 9 hereof.

6.         Indemnification.

(a)        The Company will indemnify and hold the Development Agent harmless against any and all loss, liability, claim, damage and expense whatsoever (including reasonable attorneys’ and accountants’ fees and including the costs of investigating any event) arising out of or based upon, or arising out of or based upon facts which would constitute, a material breach by the Company of any warranty, representation, covenant or agreement of the Company in this Agreement.

(b)        The Development Agent will indemnify and hold the Company harmless against any and all loss, liability, claim, damage and expense whatsoever (including reasonable attorneys’ and accountants’ fees and including the costs of investigating any event) arising out of or based upon, or arising out of or based upon facts which would constitute, a material breach by the Development Agent of any warranty, representation, covenant or agreement in this Agreement.

(c)        No indemnifying party will be liable under the indemnity agreements contained in Sections 6(a) and 6(b) hereof unless the indemnified party shall have notified such indemnifying party in writing promptly after receiving the first written notice or summons or other first legal process giving information of the nature of the claim or commencement of the action, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified party under either of such subparagraphs (except where such omission shall have materially prejudiced the indemnifying party) or otherwise.  In case any such action or claim shall be brought against an indemnified party and the indemnified party shall notify the indemnifying party of the commencement of such action or claim, the indemnifying party shall be entitled to participate in such action or claim and, to the extent that the indemnifying party may desire, to assume the defense of such action or claim with counsel selected by the indemnifying party and approved by the indemnified party.  After notice from the indemnifying party to the indemnified party of the indemnifying party’s election so to assume the defense of such action or claim, the indemnifying party shall not be liable to the indemnified party for any legal, accounting, and other fees and expenses subsequently incurred by the indemnified party in connection with the defense of such action or claim other than reasonable costs of investigation.

Notwithstanding any provision of this Section 6(c) to the contrary, if in any action or claim as to which indemnity is or may be available an indemnified party shall determine that its interests are or may be adverse, in whole or in part, to the interests of the indemnifying party or that there may be legal defenses available to the indemnified party which are or may be different from, in addition to, or inconsistent with the defenses available to the indemnifying party, the indemnified party may retain its own counsel in connection with such action or claim, in which case the indemnified party shall be responsible for any legal, accounting, and other fees and expenses reasonably incurred by or on behalf of it in connection with investigating or defending such action or claim.  In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or claim or in connection with separate but similar or related actions or claims in the same jurisdiction arising out of the same general allegations.  An indemnifying party shall not be liable for a settlement of any such action or claim effected without its written consent, but if any such action or claim shall be settled with the written consent of an indemnifying party or if there shall be a final judgement for the plaintiff in any such action or claim, the indemnifying party shall indemnify, hold harmless, and defend an indemnified party from and against any loss, liability, or expense in accordance with this Section 6 by reason of such settlement or judgment.  The indemnities set forth in this Agreement shall survive the termination of this Agreement.

CIG Wireless Corp.                                                                                                                                                                                                                                                                    Corporate Development Agreement

7.         Status of Parties.

            The Development Agent is an independent contractor and neither the Development Agent nor the Company shall have authority to act for or represent the other, its affiliates, officers, directors or employees in any way and shall not otherwise be deemed to be an agent of the other.  Nothing contained herein shall create or constitute the Development Agent or the Company as members of any organization, partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall this Agreement be deemed to confer on either of them any express, implied, or apparent authority to incur any obligation or liability on behalf of the other.

8.         Payment of Expenses.

            Each party hereto shall bear its own expenses relating to the matters herein and to the offering of the Shares, Credit Facilities and the M&A Services.

9.         Term and Termination.

This Agreement shall continue in effect until terminated.  This Agreement may be terminated at any time by either party, at its sole determination, by giving notice to the other party in writing.  No termination shall relieve the Company from its obligations for payments of placement agency commissions hereof unless the termination is based upon a material breach of the Development Agent obligations under this Agreement.

10.       Miscellaneous.

(a)                This Agreement may not be assigned by either party without the express prior written consent of the other party.  Except as otherwise expressly provided, this Agreement is made solely for the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns, and no other person shall have any right or obligation under it.

(b)               All notices and other communications provided for or permitted hereunder shall be made by hand delivery, registered or certified mail with return receipt requested, facsimile or reputable commercial courier, addressed as set forth on the signature page hereto.

(c)                This Agreement shall not be amended except by writing and signed by each of the parties hereto.  No waiver of any provision of this Agreement shall be implied from any course of dealing among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.  Notwithstanding the foregoing, this Agreement together with a Non-Disclosure And Confidentiality Agreement if so requested by the Company, shall constitute the entire agreement between the parties with respect to the matters referred to herein, together with any and all supplemental representations, warranties, certifications, affirmations and other instruments delivered by the Development Agent in connection with the issuance of securities under this Agreement, which shall each be deemed a part hereof and are respectively incorporated herein by reference thereto.

(d)               If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be severed from this Agreement and this Agreement shall otherwise remain in full force and effect.

CIG Wireless Corp.                                                                                                                                                                                                                                                                    Corporate Development Agreement

(e)                All controversies arising out of or in connection with this Agreement shall be finally settled under the Rules of the International Center for Dispute Resolution of the by a single arbitrator appointed in accordance with said Rules. The place of arbitration shall be New York City, New York.  The arbitration shall be conducted in the English language by an attorney having not less than ten years of corporate legal experience.  The prevailing party in any such arbitration shall be awarded reimbursement of any and all fees, costs, expenses and disbursements incurred with respect to such arbitration.  In the event of any controversy regarding the enforceability of this arbitration provision, this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflicts of law principles. The award of any such arbitration may be entered by any court of competent jurisdiction.

(f)                This Agreement shall inure to the benefit of, and be binding upon, the Development Agent and the Company and their respective successors and assigns.

(g)                Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.  All references to business days shall mean each day on which banks in New York are open for business.

(h)               This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Delivery of this Agreement in person or by electronic facsimile transmission, scan or other means of electronic communication capable of producing a printed copy will be deemed to constitute execution and delivery of this Agreement as of the date of such transmission.

[Signature Page Follows]

CIG Wireless Corp.                                                                                                                                                                                                                                                                    Corporate Development Agreement

11.       (a)        Compensation to the Development Agent for closing of placements of Shares of Company Common Stock to Suitable Investors introduced by Development Agent (“Common Equity Placement Compensation”), in each case specific to placements attributable to introductions made by the Development Agent:

•         15% on the first million dollars

•         12% on the second million dollars

•         10% on the third million dollars and thereafter

            (b)        Compensation to the Development Agent for closing of placements of Shares of Company Preferred Stock to Suitable Investors introduced by Development Agent (“Preferred  Equity Placement Compensation”), in each case specific to placements attributable to introductions made by the Development Agent:

•         10% on the first million dollars

•         8% on the second million dollars

•         6% on the third million dollars

•         4% on the fourth million dollars

•         2% on the fifth million and anything thereafter.

12.       Compensation to the Development Agent for closing of Company Credit Financing introduced by Development Agent (“Debt Placement Compensation”), in each case specific to transactions attributable to introductions made by the Development Agent:

o   Senior Secured Financing: 0.5% of the aggregate value.

o   Securitization Credit Financing: 0.5% of the aggregate value.

o   Subordinated Debt placements – same as the Equity Placement Compensation

13.       Compensation to the Development Agent for closing of Mergers & Acquisition transactions introduced by the Development Agent – same as Preferred Equity Placement Compensation, provided, however, in non-cash M&A transactions, all such compensation shall be satisfied by the issuance of the same type of non-cash consideration issued by the Company to the counterparty of such transaction.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of March 22, 2012.

CIG Wireless Corp.

By:       /s/Paul McGinn

Name:Paul McGinn

Title: CEO

Address for Notices: 5 Concourse Parkway,  Atlanta GA 30328

Development Agent:

By:       /s/ Sergei Stetsenko
 Name: Sergei Stetsenko

 Title: President & CEO

 Address for Notices: 23 Bahnhofstrasse, 6630 Zug, Switzerland